EXHIBIT 10.9

                            STOCK PURCHASE AGREEMENT

                                 By and Between

                                LASERMEDICS, INC.

                                       and

                                  PAULA L. BUHR


                             Dated January 24, 1997

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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is entered into on this 24th day of January, 1997 by and between Paula L. Buhr (the "Seller"), and Lasermedics, Inc., a Texas corporation ("Buyer").

                               W I T N E S S E T H

         WHEREAS, Texas T.E.N.S., Inc., a Texas corporation ("TENS"), is principally engaged in the business of distributing orthopedic physical therapy and electronic medical equipment (the "Business");

         WHEREAS, Seller owns all of the issued and outstanding capital stock of TENS; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller all of the issued and outstanding capital stock of TENS on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                PURCHASE AND SALE

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, each parenthetically capitalized term in the introduction, recitals and other Sections of this Agreement has the meaning so ascribed to it, and other capitalized terms have the meaning given them in Section 6.1.

         1.2 PURCHASE AND SALE OF TENS STOCK. Subject to the terms and conditions of this Agreement, at the Closing Seller agrees to sell and convey to Buyer, free and clear of all Encumbrances, and Buyer agrees to purchase and accept from Seller all shares of TENS Stock owned beneficially or of record by Seller. The purchase price for such shares of TENS Stock shall be $850,000 payable by Buyer by payment of $450,000 in cash and a promissory note in the principal amount of $400,000 and having the terms and conditions as set forth in the form of note attached hereto as Exhibit A (the "Note").

         1.3 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of counsel to Buyer, Porter & Hedges, L.L.P., at 9:00 a.m. on the date hereof. The date upon which the Closing occurs is referred to herein as the "Closing Date."

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         1.4 CLOSING DELIVERIES. At the Closing, (a) Seller shall deliver to
Buyer duly and validly issued certificate(s) representing all shares of TENS Stock owned beneficially or of record by her, each such certificate to be duly endorsed in blank and in good form for transfer, or accompanied by stock powers duly executed in blank sufficient and in good form to properly transfer such shares to Buyer, (b) Seller and Buyer shall have delivered to one another all other documents, instruments and agreements as required under this Agreement, and (c) Buyer shall deliver to Seller the cash purchase price and the Note for the TENS Stock payable at Closing as provided in Section 1.2.

         1.5 RESIGNATIONS; EMPLOYMENT AGREEMENT. At the Closing, each of the officers and directors of TENS will resign, and the Buyer will enter into an Employment Agreement with Paula L. Buhr in the form attached hereto as Exhibit B (the "Employment Agreement").

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As material inducements to the execution, delivery and performance of this Agreement by Buyer, Seller represents and warrants to Buyer that the following representations and warranties are true and correct as of the Closing Date except as otherwise described in the attached Exception Schedule attached hereto. The Exception Schedule shall identify each exception by the section number(s) of this Article 2 to which it relates.

         2.1 ORGANIZATION. TENS is a corporation duly organized, validly existing, and in good standing under the laws of Texas. TENS has all necessary statutory and corporate power and authority to own, operate, and lease its properties and to carry on its business as now owned or leased and operated by it. TENS neither is nor is required to be qualified to do business under the laws of any jurisdiction. TENS does not own, directly or indirectly, any interest or investment (whether debt or equity) in any other Person. True, correct and complete copies of TENS' articles of incorporation and bylaws, as each may have been amended, are attached to the Exception Schedule.

         2.2 AUTHORITY AND CONSENT. Seller has the absolute and unrestricted right, power, legal capacity, and authority to enter into, and perform her obligations under this Agreement, and no approval or consent of any Person is necessary in connection therewith. This Agreement, together with all other agreements, documents and instruments executed in connection herewith, constitute valid and legally-binding obligations of Seller, and are enforceable against Seller in accordance with their terms.

         2.3 NO VIOLATIONS OR CONFLICTS. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will: (a) violate or conflict with any provision of TENS' articles of incorporation or bylaws, as amended to date; (b) violate or conflict with any provision of any Laws applicable to Seller, TENS, or their respective business or assets; (c) result in a breach of, or constitute a default (or with notice or lapse of time or both result

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in a breach of or constitute a default) under or otherwise give any Person the right to terminate or accelerate payment under or performance of any note, bond, loan agreement, contract, lease, license, franchise, permit, trust agreement or declaration of trust, or other agreement or instrument to which Seller or TENS is a party or to which their respective assets are subject; or (d) result in, or acquire the creation or imposition of any Encumbrance of any nature upon or with respect to any of the assets of Seller or TENS.

         2.4 CAPITALIZATION. The authorized capital stock of TENS consists solely of 3,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding, and none of which are held as treasury shares. All issued and outstanding shares of TENS Stock are validly issued, fully paid and non-assessable, and are owned beneficially and of record by Seller as set forth on the Exception Schedule. No shares of TENS Stock have been issued in violation of TENS' articles of incorporation or bylaws, and the preemptive or other rights of any shareholder or former shareholder of TENS, or of any other Person, or any Laws. Neither Seller nor TENS have any liability to any former owner of any TENS' securities by reason of any failure by them to comply with any Laws, TENS' articles of incorporation or bylaws, or any agreements. There are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating TENS to sell, convey, issue, transfer from treasury, or otherwise dispose of, any additional shares of its capital stock of any class, or any other equity or debt security. Since December 31, 1996, TENS has not declared, set aside, paid or made, or agreed, arranged or committed to declare, set aside, pay or make any dividend or other distribution in respect of its capital stock, and has not directly or indirectly redeemed, purchased or otherwise acquired its capital stock.

         2.5 TITLE TO STOCK. Paula L. Buhr owns 1,000 shares of the common stock of TENS, which constitutes all of the issued and outstanding TENS Stock. Seller holds good, valid and marketable title to all shares of TENS Stock so owned by her, free and clear of all Encumbrances. Seller possesses full authority and legal right to sell, transfer and assign to Buyer the entire legal and beneficial ownership of the TENS Stock owned by Seller, free and clear of all Encumbrances. Upon transfer to Buyer by Seller of her TENS Stock, Buyer will own the entire legal and beneficial interest in such TENS Stock free and clear of all Encumbrances and subject to no legal, equitable, transfer or other restrictions of any kind, except transfer restrictions imposed by operation of applicable securities Laws, and any Encumbrances imposed or created by Buyer. There are no Claims pending or, to TENS' or Seller's knowledge, threatened against TENS or Seller that concern or affect title to any of TENS' capital stock, or that seek to compel the issuance of capital stock or other securities of TENS. Seller acquired her TENS Stock in transactions that fully complied with the provisions of all applicable Laws.

         2.6 FINANCIAL INFORMATION. Seller has delivered to Buyer unaudited financial statements of TENS, consisting of a balance sheet as of December 31, 1996, and an income statement for the fiscal year ended December 31, 1996, true and correct copies of which will be attached to the Exception Schedule (such financial statements referenced above are herein collectively referred to as the "Financial Information"). Except for customary year-end audit adjustments to unaudited

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statements, the Financial Information (a) is in accordance with TENS' books and records, (b) fairly presents and is a true and complete statement of the financial position of TENS as of and for the periods indicated, and (c) does not include or omit any material asset or liability other than real estate owned by the Company which will be acquired by Seller prior to the Closing (whether fixed, accrued, contingent or other) the inclusion or omission of which renders such financial statements misleading or incomplete. Since December 31, 1996, TENS has not changed any accounting method or practice, or experienced any material adverse change in its financial condition, operations, assets, liabilities (fixed, accrued, contingent, or other), revenues, expenses, or business prospects, or experienced any event or condition that is likely to result in such a material adverse change in its business or assets.

         2.7 TAXES. TENS has timely filed all federal, state, county, local and other excise, franchise, property, severance, payroll, income, capital stock, sales and use, fuel and other tax returns for all fiscal years ended on or before December 31, 1995, and for any periods thereafter for which returns are due, and all such returns are true and correct in all material respects. TENS has not filed an extension for any tax return otherwise due. TENS has timely paid all taxes which are shown on such returns to be due or have been assessed against it and all taxes, penalties and interest which any Governmental Authority has proposed or asserted to be owing (except for those being contested in good faith as set forth on the Exception Schedule). TENS has made all withholding payments of tax required to be made under all tax Laws. Provisions and accruals for income taxes, payroll taxes payable, ad valorem property taxes, sales taxes, fuel taxes and all other taxes and governmental charges required to be paid by TENS as of December 31, 1996 have been set forth in the Financial Information and conform in all material respects with federal income tax principles and are adequate to cover TENS' liability for all periods before the Closing Date. There is no pending audit of TENS, and TENS has not received any oral or written notice of any proposed audit, by any Governmental Authority. All tax liabilities to which the properties of TENS may have been subjected have been discharged, except for taxes assessed but not yet payable. There are no tax Claims presently being asserted against TENS, and to the knowledge of TENS and the Seller there is no basis for any such Claim. TENS has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby. Neither TENS nor Seller has received notice or have knowledge of any proposal for increasing the assessed value of any of TENS' properties for tax purposes, or of any pending proceedings or public improvements which would result in the levy of any special tax or assessment against any of TENS' properties.

         2.8 LIABILITIES. TENS has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, and neither TENS nor Seller has any knowledge of any potential liabilities or obligations of TENS except (a) as reflected or reserved against in TENS' unaudited December 31, 1996 balance sheet referred in Section 2.6 above, (b) obligations to perform services or deliver merchandise in the ordinary course of business that are not delinquent, and (c) liabilities accrued or to be accrued through the Closing Date and set forth on the Exception Schedule. Without limiting the generality of the foregoing, TENS has no liability as a guarantor, endorser, co-maker, surety, accommodation maker or in any other capacity for any indebtedness, liability, obligation or commitment of any other Person.

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         2.9 DEFAULTS. TENS is not in default under, or in breach or violation of, and to the knowledge of TENS and Seller no reason exists and no event has occurred which, with notice or lapse of time or action by a third party, will result in a default under, breach or violation of, or conflict with: (a) TENS' articles of incorporation or bylaws, as amended to date; (b) any lease, license, permit, Encumbrance, trust agreement or declaration of trust, or other agreement or instrument to which TENS is a party, or to which any of its assets is subject; or (c) any Laws applicable to TENS or its business or assets, including, without limitation, Business Laws, Environmental Laws and Laws respecting labor, employment and employment practices, except as to the matters set forth in subparagraphs (b) and (c), for any such defaults, breaches, violations or conflicts which individually or in the aggregate would not constitute a material adverse effect. TENS has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business.

         2.10 LITIGATION. There is no lawsuit, action, arbitration, mediation, administrative proceeding, investigation by a Governmental Authority, or other legal proceeding pending or, to the knowledge of TENS or Seller, threatened against Seller or TENS or affecting their respective assets or financial condition, and to the knowledge of TENS and the Seller, no facts are in existence on which an action, lawsuit or other legal or administrative proceeding might be brought. Neither Seller nor TENS is subject to any court order, writ, injunction, court decree, settlement agreement, or judgment that contain or order any ongoing obligations (whether prohibitory or mandatory in nature) on the part of any of them.

         2.11 ADDITIONAL INFORMATION. Attached to the Exception Schedule are true, complete and correct lists and summaries of the following items, including, without limitation, a description of all Encumbrances to which any such item is subject, and Seller has delivered to Buyer true, complete and correct copies of any documents, instruments or agreements referred to below or in such lists and summaries, or underlying any item described therein:

                  (a) REAL PROPERTY [SCHEDULE 2.11(A)]. A legal description of all real property owned or leased by TENS or for which it has an option to purchase, which schedule includes, with respect to each property,
         (i) the use to which such property is put, and (ii) whether such property is owned or leased and, if leased, the name of the lessor and a copy of any agreement pursuant to which the property is leased;

                  (b) INVENTORY, EQUIPMENT, MACHINERY AND FURNITURE [SCHEDULE 2.11(B)]. All of TENS' inventory, equipment, machinery, office equipment and furniture, indicating such item's location and whether such item is owned or leased, and if leased, the name of the lessor and copy of the lease and payment status;

                  (c) INTELLECTUAL PROPERTY [SCHEDULE 2.11(C)]. All patents, trademarks, service marks, copyrights and other intellectual property rights, and applications therefor or registrations thereof, wherever issued or pending; all trade names, assumed or fictitious names, logos, labels and other trade rights, whether or not registered, where registered and

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         where used; all inventions, discoveries, improvements, processes, formulae, trade secrets, ideas and other knowhow, whether patentable or not; all shop rights; and all other agreements (including agreements with TENS' employees) relating in whole or in part to any of the foregoing, and with respect to each of the foregoing, owned, licensed or used by TENS;

                  (d) LICENSES AND PERMITS [SCHEDULE 2.11(D)]. All licenses, permits, franchises, and similar rights relating to TENS' business;

                  (e) CONTRACTS [SCHEDULE 2.11(E)]. Each contract, agreement or commitment to which TENS is a party, by which it is bound or to which it or its properties are subject, which involves at least $10,000;

                  (f) RECEIVABLES [SCHEDULE 2.11(F)]. All accounts, notes and contracts receivables of TENS in a 30, 60, 90 and over 90 day aged receivables format and separately listing all amounts receivable from Seller or any Affiliate of Seller;

                  (g) PAYABLES [SCHEDULE 2.11(G)]. All accounts and notes payable by TENS in a 30, 60, 90 and over 90 day aged payables format and separately listing all amounts payable to Seller or any Affiliate of Seller;

                  (h) INDEBTEDNESS [SCHEDULE 2.11(H)]. All indebtedness owed by TENS or to which any of its assets are subject, summarizing for each item of indebtedness and material terms thereof and specifying all assets collateralizing such indebtedness;

                  (i) INSURANCE [SCHEDULE 2.11(I)]. All insurance policies or bonds carried by TENS or for its benefit of its employees, including, without limitation, property, title, casualty, liability, workers compensation and auto policies, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending or such policies or any predecessor policies;

                  (j) PERSONNEL [SCHEDULE 2.11(J)]. The name, current salary or wage rate, last raise date and amount, current bonus arrangements, last bonus date and amount, and any other compensation arrangements (excluding employee insurance and benefit plans described in SCHEDULE 2.11(K)) of each director, officer and employee of TENS, together with a description of any licenses held by such person that are germane to TENS' business; the name and address of any other Person who is authorized to bind TENS contractually, including, without limitation, independent drivers or independent contractors, and all written or oral arrangements of TENS with any employee, agent, consultant or independent contractor, specifically identifying any arrangement which cannot be terminated on notice of 14 or fewer days without liability to TENS or that entitles the beneficiary thereof to receive any compensation continuation or severance payment or retain any position with TENS;

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                  (k) EMPLOYEE PLANS [SCHEDULE 2.11(K)]. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of TENS, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Authority; and

                  (l) BANK ACCOUNTS [SCHEDULE 2.11(L)]. The name, address and contact person of each bank or other financial institution in which TENS has an account or safe deposit box, the account number, account name and type of account, the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, holding powers of attorney to act for TENS; and

         2.12 TITLE TO AND QUIET POSSESSION OF ASSETS. TENS has good and marketable title to all of its respective assets and interests in assets, whether real, personal, mixed, tangible or intangible, that are reflected in its balance sheet as of December 31, 1996, or that have been acquired since December 31, 1996, except for inventory items sold or consumed in the ordinary course of business after December 31, 1996. All such assets are free and clear of all Encumbrances except as set forth in the Exception Schedule. At the Closing Date, TENS will have full, free and exclusive use and quiet enjoyment of its assets, and all rights pertaining thereto except for Encumbrances disclosed in the Exception Schedule. There are no Persons other than TENS in possession of any portion of the assets owed or leased by TENS. To the knowledge of TENS and Seller, there are no condemnations or other taking planned or proposed by any Government Authority or private party which will affect the assets owned or used by TENS. To the knowledge of TENS and Seller, the continued use by TENS of its assets in the same manner previously used by it will not violate or infringe upon the rights of others. Without limiting the generality of the foregoing, to the knowledge of TENS and the Seller, TENS has the exclusive right, title and interest in and to any trademarks, service marks, trade names, and copyrights currently used, and to the knowledge of TENS and the Seller, the continued use of any logo, trade name, license, or other intangible by TENS does not and will not violate or infringe upon the rights of any third party.

         2.13 CONDITION OF ASSETS. (a) TENS' premises, office equipment, machinery, vehicles, furnishings and fixtures are in operating condition and repair consistent with TENS' normal practices subject only to ordinary wear and tear. There are no outstanding requirements or recommendations by TENS' insurers requiring or recommending any repairs or work be done with respect to TENS' assets or properties.

                  (b) TENS' accounts receivable are evidenced by valid and enforceable written invoices, contracts or other agreements. All amounts paid or collected under such contracts or agreements which are required by applicable Laws, including the Business Laws, to be deposited in trust or deposit accounts have been so deposited on a timely basis in accordance with such Laws. All such trust and deposit accounts have been established, funded and maintained in accordance with all applicable Laws, including the Business Laws. Except as set forth in the Exception Schedule, TENS' accounts receivable are fully collectible without

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         resort to legal proceedings or collection agencies, and are not subject to any refunds or other adjustments, or any defenses, rights of set off, assignments, Encumbrances, or conditions enforceable by third parties, except to the extent reserved against in the Financial Information.

                  (c) TENS' inventories consist of items held for sale of a quality and quantity usable in the ordinary course of business, and have a current cost basis of $175,000 in the aggregate.

                  (d) All contracts, leases, plans or other arrangements to which TENS is a party, by which it is bound or to which it or its assets are subject are in good standing, in full force and effect, comply in all material respects with applicable Laws, and constitute valid and binding obligations of the respective parties thereto. To the knowledge of TENS and the Seller, no party (other than TENS) to any such contract, lease, plan or other arrangement is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder.

                  (e) All accounting records, tax records, operating and legal records, and all other records pertaining to TENS and its business, properties and affairs, are located at the business office of TENS at the Business. No such records are stored by or in the possession of Seller or her Affiliates. TENS' corporate record books (including stock records) are complete, accurate and up to date with all necessary signatures; set forth all meetings and actions taken by TENS' shareholders and directors, and all transactions involving the TENS' capital stock; and contain all canceled stock certificates.

         2.14 HAZARDOUS SUBSTANCES. To the knowledge of TENS and Seller, during TENS' ownership, lease or use of property owned, leased or used by it (the "PROPERTY"), (a) the Property is not being and has not been used by TENS for the storage, treatment, generation, transportation, processing, handling, burial or disposal of any Hazardous Substance in material violation of any Laws, (b) no release of a Hazardous Substance has occurred by TENS on or about the property in quantities which individually or in the aggregate would require reporting to any Governmental Authority; (c) no underground storage tanks are or have been located on the Property; (d) there are not and have not been any Hazardous Substances resulting from TENS' ownership, lease or use of the Property in concentrations which exceed amounts permitted by applicable Laws on the Property; (e) all environmental permits and authorizations necessary to the continued use of the Property by TENS and the operation of the facilities located thereon by TENS have been obtained, are being complied with, and all fees and assessments in association therewith have been timely paid; (f) the Property is not being and has not been used by TENS as a site for burial of sanitary waste or other non-hazardous waste; (g) the off-site transportation, storage, treatment, recycling or disposal of Hazardous Substances and non-hazardous substances existing on, generated or removed from the Property by TENS have been and are in compliance with applicable Laws; and (h) there are no capital improvements requiring any expenditures by TENS in order to comply with any current or proposed Environmental Laws. To the knowledge of TENS or Seller (without investigation), each

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of (a) through (g) of the immediately preceding sentence is true with respect to the Property prior to its ownership or lease by TENS, and with respect to properties adjacent to the Property.

         2.15 OPERATION OF BUSINESS. TENS and the Business are in compliance in all material respects with all Business Laws applicable to TENS or the Business.

         2.16 NO ERISA PLANS, LABOR ISSUES OR AFFILIATE PAYMENTS. TENS does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any of the provisions of the Employee Retirement Income Security Act of 1974 in which any of its employees are or were participants (whether or not on an active or frozen basis). TENS has no collective bargaining agreements with any labor union or other representative of employees. TENS has not engaged in any unfair labor practices which could have a Material Adverse Effect. TENS has no pending or to the knowledge of TENS or Seller, threatened, dispute with any of its existing or former employees. There are not labor disputes pending, or to the knowledge of TENS or Seller, threatened by TENS' current or former employees. Since December 31, 1996, TENS has not made any payments to any of its Affiliates, and has not granted or agreed to grant any bonus to any current employee, any general increase in the rates of salaries or compensation of its employees or any specific increase to any current employee, except in accordance with regularly scheduled periodic bonuses and increases identified on Schedule 2.11(k), and has not provided for any new pension, retirement or other employee benefits to any of its current employees or any increases in any existing benefits.

         2.17 BROKERS. Neither Seller nor TENS or any of their respective Affiliates have employed any broker, agent or finder, or incurred by any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

         2.18 UNTRUE STATEMENTS. This Agreement and all schedules, documents and information furnished by Seller or any of her respective representatives to Buyer and its representatives pursuant hereto or in connection with the transactions contemplated by this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As material inducements for the execution, delivery and performance of this Agreement by Seller, Buyer hereby represents and warrants to Seller that as of the date hereof and the Closing Date:

         3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has all the necessary powers to own its business as now owned and operated by it.

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         3.2 AUTHORITY. Buyer has the absolute and unrestricted right, power, legal capacity, and authority to enter into and perform its obligations and under this Agreement. This Agreement, together with all other agreements, documents, certificates and instruments executed by Buyer in connection herewith, constitute valid and legally-binding obligations of Buyer, and are enforceable against Buyer in accordance with their terms.

         3.3 BROKERS. Neither Buyer nor any of its Affiliates have employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

         3.4 FINANCIAL INFORMATION. Buyer has delivered to Seller the unaudited balance sheet of Buyer as of September 30, 1996 and the related statements of operations of Buyer for the nine-month period ending September 30, 1996, and the audited balance sheet of Buyer as of December 31, 1995, and related statements of operation for the fiscal year ended December 31, 1995. To Buyer's knowledge, the data contained in such financial statements is true and accurate in all material respects and was prepared in all material respects in accordance with GAAP (except in the case of unaudited financial statements for the omission of footnotes and year-end audit adjustments).

         3.5      ABSENCE OF CERTAIN CHANGES; SOLVENCY.

         Since September 30, 1996, (i) there has been no material adverse change in the consolidated net worth of the Buyer, (ii) there has been no physical damage, destruction or loss suffered by Buyer that would, after taking into account any insurance recoveries payable in respect thereof, have a material adverse effect on the Buyer, and (iii) no event has occurred and no condition exists which, individually or in the aggregate, would have a material adverse effect on this Agreement, the Buyer, or the transactions contemplated by this Agreement.

                  (a) Buyer is solvent and, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, will be solvent.

         3.6 LITIGATION; ORDERS. There are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to Buyer's knowledge, threatened by or against Buyer to the extent reasonably expected to affect or impact the ability of Buyer to consummate the Agreement. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Buyer to the extent reasonably expected to affect Buyer or impact the ability of Buyer to consummate this Agreement.

         3.7 PUBLIC FILINGS. There are no registrations, fillings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Buyer or any of its Affiliates with, to or from any Person in connection with the execution, delivery, performance and consummation of this Agreement, except for those that become applicable solely as a result of the specific regulatory status of Buyer of its Affiliates.

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         3.8 ACCURACY OF REPRESENTATIONS AND WARRANTIES; SCHEDULES AND EXHIBITS.

                  (a) No representation, warranty or other statement made by or on behalf of Buyer in this Agreement or any other document executed or to be executed in connection therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein taken as a whole not misleading in light of the circumstances under which they were made.

                  (b) Disclosure of any fact or item by Buyer in any Schedule hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears,

                                    ARTICLE 4

                                 INDEMNIFICATION

         4.1 INDEMNIFICATION OF BUYER. Seller shall indemnify, defend and hold harmless Buyer and its Affiliates against and in respect of any and all Claims that such indemnified persons shall incur or suffer, which (i) arise, result from or relate to any breach of, or failure by Seller to perform, any of her representations, warranties, covenants or agreements in or under this Agreement, or (ii) arise, result from or relate to the operation of TENS before the Closing Date.

         4.2 INDEMNIFICATION OF SELLER. Buyer shall indemnify, defend and hold harmless Seller against and in respect of any and all Claims that Seller shall incur or suffer, which (i) arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in or under this Agreement, or (ii) arise, result from or relate to the operation of TENS by Buyer after the Closing Date.

         4.3      INDEMNIFICATION PROCEDURE.

                  (a) Promptly upon the receipt of notice of any third-party Claim, judicial or otherwise, with respect to any matter as to which indemnification may be claimed under this Article 4, the indemnified party shall give written notice thereof to the indemnifying party together with such information respecting such matter as the indemnifying party together with such information respecting such matter as the indemnified party shall then have; PROVIDED HOWEVER, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not materially prejudiced thereby. If indemnification is sought with respect to a third-party (I.E., one who is not a party to this Agreement) Claim asserted or brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After such notice from the indemnifying party to such indemnified party of its election to so assume the defense of such a third-party Claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the indemnifying party has failed to assume and diligently prosecute the defense of such third-party Claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a third-party Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party or if counsel fails to diligently prosecute, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                  (b) If any party becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than a third party Claim) for which it or any other indemnified party has been indemnified under this Article 4 and which has resulted or could result in a Claim being owed to the indemnified party by the indemnifying party, the indemnified party shall give prompt written notice to the indemnifying party of the Claim, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the indemnifying party does not notify the indemnified party within 10 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the indemnifying party hereunder.

                  (c) If an indemnified party and an indemnifying party cannot reach agreement with respect to the validity and amount of any Claim within 20 days after notice thereof is first given, the validity and amount thereof, as the case may be, shall be finally settled pursuant to the dispute resolution procedure set forth in Section 6.10 below.

                  (d) Payments of all amounts owing hereunder with respect to any Claim shall be made immediately after (i) the settlement between the parties of the third party Claim, or (ii) if the final resolution of the dispute pursuant to Section 6.10.

         4.4 INDEMNIFICATION THRESHOLD. Notwithstanding any provision to the contrary contained in this Agreement, neither Buyer nor Seller shall make any Claim against the other party for any breach of representation, warranty, covenant or agreement under this Agreement until the dollar amount of all loss to such other party for such breaches suffered after the Closing, shall exceed in the aggregate the amount of $25,000, and, if such amount is exceeded, Buyer or Seller, as the case may be, shall be required to pay the entire amount of such aggregate loss to the other party for all such breaches; PROVIDED, HOWEVER, that a party's obligation and liability for any and all breaches of the representations, warranties, covenants and agreements set forth in this Agreement shall not exceed in the aggregate an amount equal to the purchase price set forth in Section 1.2.

         4.5 OFFSET. If Buyer is entitled to indemnification pursuant to this
Article 4 (including the uncollectability of any accounts receivable of TENS as of the Closing Date to the extent provided in Section 2.11(f) and the Exception Schedule), Buyer at its option shall be entitled to offset the amount of any such Claims against any payments otherwise due to Seller under this Agreement including any payments due under the Note. In addition, on or before March 31, 1998, Buyer's independent auditor will determine the gross profit of TENS for the twelve months ended December 31, 1997 ("1997 Gross Profit"). If the 1997 Gross Profit is less than $850,000, then the principal amount of the Note shall be reduced by the same percentage amount of such shortfall by reducing the payments due under the Note in the inverse order of their maturity. By way of example, if 1997 Gross Profit decreases 10% below $850,000, the Note's principal amount will decrease by 10% of the original principal amount from $400,000 to $360,000.

         The Company will determine the amount, if any, by which the Smith Collections for the twelve month period ended January 31, 1998 are less than $135,000, and shall send a notice to Seller as to the amount of any such deficiency (the "Collections Deficiency"). For every $100 of the Collections Deficiency, Seller will immediately reimburse the Company for the sum of $63.00 up to an aggregate reimbursement of $25,000 by, at her option, cash payment and/or a reduction of the payments due to her under the Note.

         The rightful exercise of the right of offset hereunder shall not constitute a breach or default of any provision requiring payment of sums so offset, or relieve the party against whom such right of offset is exercised from performing its obligations thereunder.

                                    ARTICLE 5

                            NON-COMPETITION AGREEMENT

         As used in this Article 5, any reference to "Buyer" shall mean and include its Affiliates.

         5.1 COVENANTS NOT TO COMPETE OR INTERFERE. For a period beginning on the Closing Date and ending two years after the termination of the Employment Agreement, neither the Seller nor any of her Affiliates shall:

                  (a) directly or indirectly, engage or invest in, finance, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, render services or advice to, or assist (whether or not for compensation), any Competing Business (as defined below); PROVIDED HOWEVER, that this Section 5.1(a) shall not preclude Seller or her Affiliates from investing in up to an aggregate 1% of the securities of any enterprise engaged in a Competing Business (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, provided that Seller and her Affiliates combined do not purchase or hold (directly or indirectly) an aggregate equity interest of more than 5% in any such enterprise.

                  (b) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for her own benefit or for the benefit of any other Person, solicit, divert or take away from TENS or Buyer any Persons who, at any time, were or are customers or clients of TENS or Buyer.

                  (c) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for their own benefit or for the benefit of any other Person, either (i) hire, attempt to hire, contact or solicit with respect to hiring any employee of TENS or Buyer, (ii) induce or otherwise counsel, advise or encourage any employee of TENS or Buyer to leave the employment of TENS or Buyer, or (iii) induce any distributor, vendor, supplier, representative or agent of or to TENS or Buyer to terminate or modify its relationship with TENS or Buyer.

                  (d) for himself or on behalf of any other Person (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity) use or disclose to any Person any of the following relating in any way to TENS, Buyer or their respective businesses: trade secrets; proprietary information; "know-how;" marketing, distribution and advertising plans and techniques; the existence or terms of contracts or potential contracts with, or other information identifying or relating to past, existing or prospective customers, distributors or vendors; cost data, pricing policies, and financial and accounting information; PROVIDED, HOWEVER, that after reasonable measures have been taken to maintain confidentiality and after giving reasonable notice to Buyer specifying the information involved and the manner and extent of the proposed disclosure thereof any disclosure of such information may be made to the extent required by applicable Laws or judicial or regulatory process.

"Competing Business" means any Person who distributes orthopedic physical therapy and electronic medical equipment in the geographic area in which TENS conducts operations from time to time during the effectiveness of the covenant set forth in this Article 5.

         Notwithstanding the foregoing provisions of this Section 5.1, in the event that Seller accelerates the Note in accordance with the terms thereof due to a default thereunder by Buyer, the provisions of this Section 5.1 shall terminate on the date of such acceleration and be of no further force and effect; PROVIDED, that upon the cure by Buyer of the default (whether by payment in full of the Note or otherwise), the provisions of this Section 5.1 shall again be in full force and effect.

         5.2 NECESSITY AND REASONABLENESS. Seller hereby specifically acknowledges, agrees and represents to Buyer as a material inducement for Buyer to enter into this Agreement (all references to Buyer shall mean and include its Affiliates):

                  (a) the covenants and agreements of Seller in this Article 5 are necessary and essential to the protection of the business which will be conducted by TENS and Buyer after the Closing Date, and to enable Buyer to realize and derive all of the benefits, rights and expectations associated with this Agreement;

                  (b) Buyer will suffer great loss and irreparable harm if Seller directly or indirectly enters into a Competing Business;

                  (c) the temporal and other restrictions contained in this
Article 5 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other business interests of Buyer in respect of TENS;

                  (d) the enforcement of this Agreement in general, and of this
Article 5 in particular, will not work an undue or unfair hardship on Seller or otherwise be oppressive to her, it being specifically acknowledged and agreed by Seller that she has other business interests and opportunities which will provide her adequate means of support if the provisions of this Article 5 are enforced;

                  (e) the enforcement of this Agreement in general, and of this
Article 5 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public; and

                  (f) good, independent and valuable consideration exists for the agreement of Seller to be bound by the covenants and agreements contained in this Article 5.

         5.3 ENFORCEMENT. Because of the unique nature of TENS' assets and business, the business to be conducted and further developed by Buyer therewith, and the confidential and proprietary information relating thereto, Seller acknowledges, understands and agrees that Buyer will suffer immediate and irreparable harm if Seller or her Affiliates fail to comply with any of their respective obligations under this Article 5 and that monetary damages will be inadequate to compensate Buyer for such breach. Accordingly, Seller agrees that Buyer shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of this Article 5 without the necessity of proving inadequacy of legal remedies or irreparable harm, or posting bond. This Section 5.3 does not, and shall not be construed to constitute a waiver of the parties' rights and obligations under Section 6.10 with respect to arbitration of disputes other than those relating to the enforcement of the confidentiality, non-competition and non-interference covenants of this Article 5.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 CERTAIN DEFINITIONS. As used in this Agreement, each of the following terms has the meaning ascribed to it in this Section 6.1:

                  (a) "AFFILIATE" when used to indicate a relationship with any Person, means: (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of at least 10% of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; or (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

                  (b) "AGREEMENT" means and includes this Agreement and the schedules and exhibits hereto.

                  (c) "BUSINESS LAWS" means all Laws relating to the establishing, owning, operating, managing, maintaining, improving or conducting the Business.

                  (d) "CLAIMS" mean any claims, demands, actions, costs, damages, losses, expenses, obligations, liabilities, recoveries, judgments, settlements, suits, proceedings, or causes of action, including interest, penalties (including civil and criminal penalties) and attorneys' fees.

                  (e) "ENCUMBRANCE" means and includes (i) any security interest, mortgage, deed of trust, pledge, lien (including unpaid debts for which a lien arising under Laws may be asserted if such debts remain unpaid), encumbrance, charge, defect, option, right of first refusal, preferential purchase right, proxy or voting trust or agreement, preemptive right, adverse Claim, equity, power of attorney, equitable interest or servitude, other right or interest of any other Person, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (ii) any Uniform Commercial Code financing statement or other public filing, notice, or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper public filing, notice, or record.

                  (f) "ENVIRONMENTAL LAWS" mean all Laws relating to protection of the environment, including, without limitation, land use, zoning, health, chemical use, safety and sanitation Laws, and Laws governing the on or off-site use, storage, treatment, recycling, generation, transportation, processing, handling, production or disposal of Hazardous Substances or sanitary (non-hazardous) substances or waste, including, without limitation, garbage, refuse or other similar substances.

                  (g) "GROSS PROFIT" means gross billings of TENS less cost of goods sold, all as determined in accordance with generally accepted accounting principles consistently applied in accordance with prior practice..

                  (h) "GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal, or other local governmental body, legislature, agency, commission, board, department, court or other authority, or any subdivision thereof, or private body exercising any regulatory, judicial or taxing authority, and includes, without limitation, the Federal Trade Commission, the Food and Drug Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration, and the Internal Revenue Service.

                  (i) "HAZARDOUS SUBSTANCE" means, without limitation, (i) any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulations, polychlorinated biphenyls, benzene, petroleum and petroleum products, methane, or (ii) hazardous materials, hazardous wastes, biomedical wastes, hazardous or toxic substances or related materials defined as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.), or any other Environmental Laws.

                  (j) "LAWS" mean any statute, law, code, ordinance, rule, regulation, policy, guideline interpretation, order, permit, license, certificate, writ, judgment, injunction, decree, determination, award or other decision or directive of, or promulgated, issued or declared by any Governmental Authority.

                  (k) "PERSON" means an individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, Governmental Authority, business, organization or any other incorporated or unincorporated entity.

                  (l) "SMITH COLLECTIONS" shall mean the actual amounts collected by Buyer or TENS from sales made by Mike Smith ("SMITH") as an employee of Buyer.

                  (m) "TENS STOCK" means the capital stock of Texas TENS, Inc., a Texas corporation, authorized by its articles of incorporation, as amended.

         6.2 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Buyer of the entire legal and beneficial ownership of the TENS Stock, free and clear of all Encumbrances.

         6.3 PUBLIC ANNOUNCEMENTS. Except as mutually agreed, neither Buyer, Seller nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated thereby.

         6.4 EXPENSES. Except as otherwise explicitly provided in this Agreement, Seller and Buyer shall bear their own respective legal and accounting fees, and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement, and consummation of the transactions contemplated hereby. None of such expenses of Seller will be paid by TENS.

         6.5 NOTICES AND WAIVERS. Any notice, instruction, authorization, request, demand or waiver hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the address indicated beneath their respective signatures on the execution pages of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other parties in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         6.6 SURVIVAL. All representations and warranties contained in this Agreement shall survive the Closing regardless of any investigation made by a party hereto.

         6.7 KNOWLEDGE, GENDER AND CERTAIN REFERENCES. Unless otherwise provided for herein, a representation or statement made herein to the knowledge of TENS or Seller shall mean the actual knowledge of Seller. Unless otherwise specified, all references herein to days, weeks, months or years shall be to calendar days, weeks, months or years. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted.

         6.8 SUCCESSOR AND ASSIGNS. This Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his executors, administrators, and beneficiaries of his estate by will or the laws of descent and distribution. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that Buyer shall be entitled to assign its rights and delegate its duties hereunder to any corporate Affiliate, but any such assignment shall not have the effect of terminating Buyer's duties or obligations as provided herein.

         6.9 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States applicable in Texas, excluding, however, (i) any provision of such laws that would render invalid any provision of this Agreement, and (ii) any rule of conflict-of-laws that would direct or refer the resolution of any issue to the laws of any other jurisdiction. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

         6.10 DISPUTE RESOLUTION; SEVERABILITY; JUDICIAL MODIFICATION. Except as otherwise contemplated by Section 5.3 (enforcement of non-compete), any dispute or controversy between the parties hereto arising from or relating to this Agreement or the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation or breach of this Agreement shall be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration. Any mediation or arbitration under this Agreement shall take place pursuant to the following procedures:

                  (a) If a dispute or controversy arises either party will request that Judicial Arbitration and Mediation Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator, who shall serve as mediator for all purposes hereof. Each party shall pay an equal proportion of the cost of the mediator's services, in advance upon request by the mediator or any party.

                  (b) Within ten (10) days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the dispute. If the parties do not resolve the dispute within thirty (30) days after appointment of the mediator, the dispute shall be resolved in arbitration.

                  (c) Within fifteen (15) days after the mediation, the parties shall each name and appoint their own arbitrator. If either party fails to name and appoint an arbitrator timely, then an arbitrator shall be appointed for that party by the Senior United States District Judge for the United States District Court in Houston, Texas. The two arbitrators so appointed shall appoint a third arbitrator within fifteen (15) days, and if they cannot agree, the appointment of the third arbitrator will he made by the Senior United States District Judge for the United States District Court in Houston, Texas.

                  (d) Each party shall bear its own arbitration fees, costs and expenses. The arbitration hearing shall be held in Houston, Texas within fifteen (15) days of the appointment of the third arbitrator at a location designated by a majority of the arbitrators within ten (10) days of the appointment of the third arbitrator. The Commercial Arbitration Rules of the American Arbitration Association, as supplemented hereby, shall apply to the arbitration. The substantive laws of the State of Texas (excluding conflict of laws provisions) shall also apply to the arbitration.

                  (e) The arbitration hearing shall be concluded within ten (10) days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within fifteen (15) days after the closing of submission of evidence. An award rendered by a majority of the arbitrators shall be final and binding on all parties to the proceeding and non-appealable, and judgment on the award may be entered by any party in a court of competent jurisdiction.

                  (f) The parties stipulate that the provisions of this Section
         6.10 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement between the parties, and the parties waive any right to have the award of the arbitrators appealed. The arbitration provisions of this Agreement shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement. Should any party institute judicial proceedings seeking to avoid the mediation or arbitration provisions of this Agreement, or should any party in judicial proceedings successfully contest an arbitration award rendered under this Section 6.10, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses associated with the judicial proceedings, with the amount of attorney's fees, costs and expenses to be determined by the court. If a party fails to comply with the terms of an arbitration award made under this Agreement, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in seeking judicial confirmation of the award, with the amount of attorney's fees, costs and expenses to be determined by the court. Failure to comply with the terms of an arbitration award shall include without limitation the failure to pay the full amount due under an arbitration award within the time specified in the arbitration award.

                  (g) In determining any award under this Section 6.10, the arbitrators may award amounts for special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity punitive damages or exemplary damages.

Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor may any party hereto disclose to any party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

         6.11 SEVERABILITY; JUDICIAL MODIFICATION. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein. If a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in Article 5 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and the parties agree to request the court to exercise such power, and, as so reduced or modified, the parties hereto agree that the restrictions of Article 5 shall remain in full force and effect, shall be enforceable and shall be enforced.

         6.12 AMENDMENT AND ENTIRETY. This Agreement, the Employment Agreement, and the Note, and the exhibits thereto, may be amended, modified, or superseded only by written instrument executed by all parties hereto. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall control. Except as expressly permitted by this Agreement, the contents of schedules and exhibits hereto shall not be deemed to negate or modify any representation, warranty, covenant or agreement contained in this Agreement. Without limiting the generality of the preceding sentence, any representation, warranty, covenant or other agreement contained in any document, instrument or agreement delivered pursuant hereto or entered into in connection herewith is made in addition to, and not in lieu of, any representation, warranty, covenant or other agreement contained herein.

         6.13 RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

         6.14 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

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         6.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.

         6.16 ACCESS TO RECORDS. Buyer agrees to give Seller access to the business records of TENS during normal business hours upon receipt of a request stating an appropriate business purpose and the date on which review will be conducted. Seller will be responsible for any fees and expenses (including reproduction expenses), and will enter into a confidentiality agreement, at the request of Buyer, as to any information of TENS reviewed by Seller.

         IN WITNESS WHEREOF, this Stock Purchase Agreement is executed and delivered on and as of the day first above written.

                              LASERMEDICS, INC.

                              By:      /S/      MICHAEL M. BARBOUR
                                                Michael M. Barbour
                                       President and Chief Executive Officer

                              Address:          120 Industrial Boulevard
                                                Sugar Land, Texas 77478

                              Telecopy No.:     713/276-7046

                              SELLER:

                              /S/    PAULA L. BUHR
                              Paula L. Buhr

                              Address: 3633 Allen Parkway, Suite 200 Houston, Texas 77019

                              Telecopy No.:     713/942-8367

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